UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2026

Non-Invasive Monitoring Systems, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	000-13176	59-2007840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Blvd., Suite 180, Miami, Florida 33137

(Address of Principal Executive Offices) (Zip Code)

(305) 575-4200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Merger Agreement

As previously reported, on March 6, 2026, Non-Invasive Monitoring Systems, Inc., a Florida corporation (the “Company”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Gravitics Merger Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of the Company (“Merger Sub”), and Gravitics, Inc., a Delaware corporation (“Gravitics”), pursuant to which Merger Sub will merge with and into Gravitics, and Gravitics will continue as the surviving corporation and a wholly owned subsidiary of the Company (the “Merger”). As also previously reported, the Merger Agreement was amended on June 30, 2026, and August 5, 2026.

On September 30, 2026, the Company, Merger Sub and Gravitics entered into a third amendment to the Merger Agreement (the “Third Amendment”), which (a) extends the outside closing date and outside termination date from September 30, 2026 to October 30, 2026; (b) raises the target size of the underwritten public offering (the “Public Offering”) from $40.0 million to $125.0 million; (c) provides that the Public Offering and the related uplisting to Nasdaq are to be completed as soon as practicable after closing of the Merger; (d) provides that an aggregate of $300,000 (plus accrued interest) of debt (the “Affiliate Debt”) owed to Frost Gamma Investments Trust, an affiliate of Dr. Phillip Frost (“Dr. Frost”), a director of the Company, who beneficially owns in excess of 10% of the Company’s common stock, and Dr. Jane Hsiao (“Dr. Hsiao”), the Company’s Chairman of the Board and Interim Chief Executive Officer, who beneficially owns in excess of 10% of the Company’s common stock, will be repaid from the proceeds the Public Offering; and (e) removes the repayment of the Affiliate Debt, the 10% cap on dissenting shares, and certain other closing conditions. All other terms of the Merger Agreement remain unchanged.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment, filed as Exhibit 2.1 hereto and incorporated herein by reference.

Amendment to Convertible Note

The information contained in Item 2.03 below is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported, on June 24, 2026, the Company issued Defender Opportunity LLC (the “Holder”) a Convertible Note (the “Convertible Note”) in the principal amount of $809,705.75, pursuant to the terms of a Note Purchase Agreement. Effective as of September 30, 2026, the Company and the Holder entered into an amendment to the Convertible Note (the “Note Amendment”), which extends from September 30, 2026 to October 30, 2026 the date by which the Merger must be consummated for (i) the Note to convert automatically into shares of the Company’s common stock, and (ii) no interest to be payable upon that conversion. In consideration for the extension, the Company agreed to pay the Holder a fee of $25,000. All other terms of the Convertible Note remain unchanged.

The foregoing description of the Note Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Note Amendment, filed as Exhibit 10.5 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

2.1	Amendment No. 3 to Agreement and Plan of Merger and Reorganization by and between Non-Invasive Monitoring Systems, Inc., Gravitics Merger Sub, Inc. and Gravitics, Inc., dated September 30, 2026
10.1	Amendment No. 1 to Convertible Note between Non-Invasive Monitoring Systems, Inc. and Defender Opportunity LLC, effective as of September 30, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Non-Invasive Monitoring Systems, Inc.

October 5, 2026	By:	/s/ James J. Martin
	Name:	James J. Martin
	Title:	Chief Financial Officer